UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40671	81-5112298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nuvalent, Inc.

One Broadway, 14th Floor, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

(857) 357-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Nuvalent, Inc. (the “Company”), the Board elected Emily Conley as a member of the Board, effective immediately.

Ms. Conley was elected to serve as a Class III director of the Board, until the Company’s 2024 annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal. The Board has determined that Ms. Conley is an “independent” director under the rules of Nasdaq. Ms. Conley has not been appointed to serve on any committees of the Board at this time.

Ms. Conley will receive compensation for her service as a non-employee director in accordance with the Company’s current amended and restated non-employee director compensation policy, including an initial, one-time stock option grant upon her election to purchase 40,000 shares of the Company’s Class A common stock at an exercise price equal to $13.79 per share, the closing price of the Company’s Class A common stock on the date of grant, which option shall vest in equal monthly installments over three years from the date of grant, subject to Ms. Conley’s continued service. Ms. Conley will also be entitled to receive annual cash retainers for her service as a director, plus additional cash compensation if appointed to a Board committee, and annual equity grants in accordance with the Company’s current amended and restated non-employee director compensation policy.

There are no arrangements or understandings between Ms. Conley and any other persons pursuant to which she was elected as a director. Ms. Conley does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Conley and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Conley will enter into the Company’s standard form of director indemnification agreement. The form of the director indemnification agreement was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on July 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvalent, Inc.

Date: February 3, 2022	By:	/s/ James R. Porter
James R. Porter
President and Chief Executive Officer